UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): July 7, 2008

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 7, 2008, the Board of Directors of BankUnited Financial Corporation (the “Company”) appointed Mr. Lucious Timothy Harris, 52, as the Company’s Principal Accounting Officer, effective immediately. Mr. Harris has served as a Senior Vice President of BankUnited, FSB, the Company’s wholly-owned subsidiary, since May 2008.

From 2002 to 2008, Mr. Harris has provided independent consulting services with a focus on accounting and reporting matters to financial institutions with total assets of approximately $100 million to $55 billion. From 2001 to 2002, Mr. Harris was chief financial officer at Hamilton Bank, N.A. in Miami, Florida. From 1987 to 1999, Mr. Harris served in several accounting and reporting capacities at Union Planters Bank in Miami, Florida, successor to Capital Bank. Prior to 1987, Mr. Harris worked in the audit division of Arthur Andersen & Co., certified public accountants, in Miami, Florida. Mr. Harris is a certified public accountant and obtained an undergraduate degree in accounting from Stetson University.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: July 10, 2008	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and Chief Financial Officer